SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 16, 2008

ASIA TIME CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51981	20-4062619
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Room 1601-1604, 16/F., CRE Centre 889 Cheung Sha Wan Road, Kowloon, Hong Kong	N/A
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(852)-23100101

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 16, 2008, the Board of Directors of Asia Time Corporation (the “Company”) appointed Siu Po Lee, Zhao Dr. Ching Wah Leung, and Wu Hok Lun (the “New Directors”) to serve as independent directors of the Company. The Board of Directors determined that each of the New Directors is independent, as defined by the applicable rules of the American Stock Exchange. Additionally, on January 16, 2008 the Company’s Board of Directors created an audit committee, adopted an audit committee charter, and appointed the New Directors to serve as members of the audit committee of the Board of Directors. Mr. Lee will serve as the “audit committee financial expert” as defined under Item 407(d) of Regulation S-K.

Item 8.01.	Other Events

In addition, on January 16, 2008, the Company’s Board of Directors adopted the Asia Time Corporation Code of Business Conduct and Ethics (the “Code of Ethics”), attached as Exhibit 99.2 to this Current Report on Form 8-K. The Company intends to disclose on a Form 8-K any amendments or waivers of any provision of the Company's Code of Ethics.

Item 9.01.	Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Asia Time Corporation Audit Committee Charter.
99.2	Asia Time Corporation Code of Business Conduct and Ethics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2008	ASIA TIME CORPORATION

	By:	/s/ Kwong Kai Shun
Name: Kwong Kai Shun
Title: Chief Executive Officer, Chief Financial Officer and Chairman of the Board